UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2020

Cognex Corporation
(Exact name of registrant as specified in charter)

Massachusetts	001-34218	04-2713778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (508) 650-3000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.002 per share	CGNX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2020, the Board of Directors of Cognex Corporation (the “Company”) authorized an increase to the number of directors on the board from eight to nine and appointed Sachin S. Lawande as a director of the Company, both actions effective January 1, 2021. Mr. Lawande was appointed to the class of directors whose term ends in 2021 to serve in accordance with the By-laws of the Company and until his successor is duly elected and qualified. Mr. Lawande is expected to serve on the Audit Committee of the Board of Directors. A copy of the press release announcing Mr. Lawande’s appointment is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Mr. Lawande, 53, is the President and Chief Executive Officer of Visteon Corporation (VC), a leading global technology supplier of vehicle cockpit electronic products. Mr. Lawande has held this position since 2015. Previously, he was at then publicly held Harman International Industries, Inc. (HAR) for 10 years, where he held a range of leadership positions including president of the company’s largest division with nearly $3 billion in annual sales. Since 2015, Mr. Lawande has served as a director of Visteon Corporation (VC), a publicly held company listed on Nasdaq. He was also on the board of DXC Technology Company (DXC) from 2015 until August 2020. Mr. Lawande holds a B.S. from Bombay University, and a Master’s Degree from Southern Illinois University at Edwardsville, in Electrical and Electronics Engineering. Mr. Lawande’s qualifications for sitting on the Board of Directors include his executive leadership experience, including his service as chief executive officer of a large public company, perspective from his service on other public company boards, expertise in the automotive, technology and software industries, and international experience, including experience with manufacturing and engineering operations in India.

In connection with his appointment, Mr. Lawande will receive an initial stock option grant under the Company’s 2007 Stock Option and Incentive Plan that will vest in five annual installments. For his service on the Board and any committees of the Board, Mr. Lawande will receive the same compensation payable by the Company to its other non-employee directors for their service on the Board and committees as described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2020. Mr. Lawande will also enter into the Company’s standard indemnification agreement, which has been previously entered into with each of the Company’s directors and the form of which has been filed by the Company with the SEC.

There is no arrangement or understanding between Mr. Lawande and any other person pursuant to which he was selected as a director, nor is the Company aware, after inquiry of Mr. Lawande, of any related-person transaction or series of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)              Exhibits

Exhibit No.	Description

99.1	News release, dated December 7, 2020, by Cognex Corporation (filed herewith)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNEX CORPORATION

Dated: December 7, 2020	By:/s/ Paul D. Todgham
Paul D. Todgham
Senior Vice President and Chief Financial Officer